SUB ITEM 77Q1(A)

Appendix A, dated June 21, 2011 to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 80 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.